Exhibit 99.1

Semtech Announces Fourth Quarter of Fiscal Year 2011 Results

  Record FY2011 Revenue of $455M up 59% Year Over Year
  Q4 Revenue of $116M up 37% Year Over Year
  Record Quarterly Gross Profit Margin of 60.2%
  Record Quarterly Operating Profit and Diluted Earnings Per Share

CAMARILLO, Calif.--(BUSINESS WIRE)--March 9, 2011--Semtech Corp. (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported un-audited financial results for its fourth quarter of fiscal year 2011 that ended January 30, 2011.

Net revenue for the fourth quarter of fiscal year 2011 was $116.3 million, up 36.8 percent from the fourth quarter of fiscal year 2010 and down 5.6 percent from the third quarter of fiscal year 2011.

Net income for the fourth quarter of fiscal year 2011, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $26.0 million or 39 cents per diluted share. This compares to GAAP net income of $9.5 million or 15 cents per diluted share in the fourth quarter of fiscal year 2010 and GAAP net income of $16.1 million or 25 cents per diluted share in the third quarter of fiscal year 2011.

GAAP gross profit margin for the fourth quarter of fiscal year 2011 was 60.2 percent compared to 53.9 percent in the fourth quarter of fiscal year 2010 and 60.0 percent in the third quarter of fiscal year 2011.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech’s non-GAAP results exclude the following items:

  Stock-based compensation expense
  Expenses related to class action litigation and ongoing stock option related matters, net of insurance recoveries
  Changes related to increased cost of goods sold for fair value inventory adjustments made as part of the purchase price allocation for the acquisition of Sierra Monolithics, Inc.
  Amortization of acquired intangible assets
  Transaction and other expenses related to the acquisition of Sierra Monolithics, Inc.
  Certain restructuring expenses
  Business interruption insurance recovery

Excluding the items listed above, non-GAAP net income for the fourth quarter of fiscal year 2011 was $31.0 million or 47 cents per diluted share. Non-GAAP net income was $18.9 million or 30 cents per diluted share in the fourth quarter of fiscal year 2010 and was $30.4 million or 47 cents per diluted share in the third quarter of fiscal year 2011.

Non-GAAP gross profit margin for the fourth quarter of fiscal year 2011 was 60.5 percent. Non-GAAP gross profit margin for the fourth quarter of fiscal year 2010 was 56.6 percent and 60.2 percent in the third quarter of fiscal year 2011.

Semtech had $258.3 million of cash, cash equivalents and marketable securities as of January 30, 2011, up from $228.7 million at the end of the third quarter of fiscal year 2011.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Our fourth quarter of fiscal year 2011 was yet another record-breaking quarter for Semtech. Our gross profit margin, operating income and diluted earnings per share were the highest in our company’s history and were achieved during a seasonally down revenue quarter. Q4 also closes out a superb year for Semtech in terms of financial discipline, new product platform releases, operational excellence, and technological innovation. We look forward to the opportunities that lie ahead on our journey toward becoming a billion-dollar company.”

The results announced today are preliminary, as they are subject to the annual audit by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its annual report on Form 10-K for fiscal year 2011.

First Quarter of Fiscal Year 2012 Outlook

  Net sales are expected to be in the range of $117.0 million to $121.0 million
  GAAP gross profit margin is expected to remain approximately flat with Q4 2011
  GAAP SG&A expense is expected to be in the range of $25.5 million to $25.9 million
  GAAP R&D expense is expected to be in the range of $18.7 million to $19.0 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $7.0 million, categorized as follows: $0.3 million cost of sales, $5.0 million SG&A, and $1.7 million R&D
  Legal expense related to stock option matters, which is included in the preceding SG&A expense estimate, is expected to be approximately $0.2 million
  Amortization of acquired intangible assets is expected to be approximately $2.1 million
  GAAP tax rate is expected to be in the range of 13% to 15%
  GAAP earnings are expected to be in the range of 31 to 34 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 41 to 44 cents per diluted share
  Fully diluted share count is expected to be approximately 66.8 million
  Capital expenditures are expected to be approximately $10.0 million

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. To provide additional insight into the Company’s first quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. In addition, the Company’s management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above. Reconciliations of GAAP results for the fourth quarter of fiscal years 2011 and 2010 and the third quarter of fiscal year 2011, as well as a reconciliation of forward-looking earnings per diluted share for the first quarter of fiscal year 2012, appear with the financial statements included with this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate,” “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company’s growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company’s products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; adequate supply of our products from our third-party manufacturers; benefits derived from recent acquisitions; the depth, extent and duration of current and potential national and worldwide economic uncertainty, at both a macro level, and as it impacts the Company’s products, industry, and market sectors; the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty; the Company’s ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2011, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	Jan 30,	Jan 31,	Oct 31,	Jan 30,	Jan 31,
	2011	2010	2010	2011	2010
	Q4 2011	Q4 2010	Q3 2011	FY 2011	FY 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$116,270	$85,019	$123,125	$454,502	$286,560
Cost of sales	46,264	39,228	49,304	186,196	130,514
Gross profit	70,006	45,791	73,821	268,306	156,046
Operating costs and expenses:
Selling, general and administrative	23,637	25,216	35,501	110,404	77,934
Product development and engineering	18,517	13,707	18,400	69,624	44,847
Amortization of acquired intangible assets	2,304	1,440	2,406	9,520	2,348
Total operating costs and expenses	44,458	40,363	56,307	189,548	125,129
Operating income	25,548	5,428	17,514	78,758	30,917
Interest and other income, net	66	346	3	574	3,054
Income before taxes	25,614	5,774	17,517	79,332	33,971
Provision for taxes	(389)	(3,705)	1,412	6,760	33,014
Net income	$26,003	$9,479	$16,105	$72,572	$957

Earnings per share:
Basic	$0.41	$0.15	$0.26	$1.16	$0.02
Diluted	$0.39	$0.15	$0.25	$1.12	$0.02

Weighted average number of shares:
Basic	63,506	61,238	62,493	62,339	60,779
Diluted	66,213	62,501	64,555	64,523	61,676

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	Jan 30,	Jan 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,019	$80,598
Temporary investments	112,237	55,462
Receivables, less allowances	50,610	31,163
Inventories	47,719	33,819
Deferred income taxes	13,369	11,808
Other current assets	10,744	6,616
Total current assets	353,698	219,466

Property, plant and equipment, net	56,778	38,063
Long-term investments	27,086	26,163
Deferred income taxes	-	7,153
Goodwill	129,651	129,651
Other intangible assets, net	74,823	84,343
Other assets	17,907	9,455
Total assets	$659,943	$514,294

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,629	$23,643
Accrued liabilities	48,723	34,008
Income taxes payable	2,928	8,512
Deferred revenue	5,020	3,276
Accrued taxes	4,191	2,609
Deferred income taxes	3,334	1,332
Total current liabilities	93,825	73,380

Deferred income taxes - non-current	11,120	16,505
Accrued taxes	10,548	9,497
Other long-term liabilities	15,835	9,171

Shareholders’ equity	528,615	405,741
Total liabilities & shareholders' equity	$659,943	$514,294

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	Jan 30,	Jan 31,	Oct 31,	Jan 30,	Jan 31,
	2011	2010	2010	2011	2010
Stock-based Compensation Expense	Q4 2011	Q4 2010	Q3 2011	FY 2011	FY 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$325	$225	$305	$1,802	$1,168
Selling, general and administrative	3,797	3,964	5,206	19,310	13,566
Product development and engineering	1,962	1,925	1,908	7,898	5,201
Total stock-based compensation expense	$6,084	$6,114	$7,419	$29,010	$19,935

	Three Months Ended			Twelve Months Ended
	Jan 30,	Jan 31,	Oct 31,	Jan 30,	Jan 31,
	2011	2010	2010	2011	2010
Gross Profit - Reconciliation GAAP to Non-GAAP	Q4 2011	Q4 2010	Q3 2011	FY 2011	FY 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$70,006	$45,791	$73,821	$268,306	$156,046
Adjustments to GAAP gross profit:
Stock-based compensation expense	325	225	305	1,802	1,168
Fair value adjustment related to acquired inventory	-	2,088	-	2,311	2,088
Non-GAAP gross profit	$70,331	$48,104	$74,126	$272,419	$159,302

	Three Months Ended			Twelve Months Ended
	Jan 30,	Jan 31,	Oct 31,	Jan 30,	Jan 31,
	2011	2010	2010	2011	2010
Net Income - Reconciliation GAAP to Non-GAAP	Q4 2011	Q4 2010	Q3 2011	FY 2011	FY 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$26,003	$9,479	$16,105	$72,572	$957

Adjustments to GAAP net income:
Stock-based compensation expense	6,084	6,114	7,419	29,010	19,935
Transaction and other expenses	-	3,422	-	-	3,422
Legal expenses related to stock option matters	289	2,185	10,613	13,590	3,332
Fair value adjustment related to acquired inventory	-	2,088	-	2,311	2,088
Amortization of acquired intangible assets	2,304	1,440	2,406	9,520	2,348
Restructuring costs	-	88	-	-	486
Business interruption insurance recovery	-	(1,360)	-	-	(1,360)
Total before taxes	8,677	13,977	20,438	54,431	30,251
Associated tax effect	(3,710)	(4,586)	(6,116)	(16,833)	24,171
Total of supplemental information net of taxes	4,967	9,391	14,322	37,598	54,422
Non-GAAP net income	$30,970	$18,870	$30,427	$110,170	$55,379

Diluted GAAP earnings per share	$0.39	$0.15	$0.25	$1.12	$0.02
Adjustments per above	0.08	0.15	0.22	0.59	0.88
Diluted non-GAAP earnings per share	$0.47	$0.30	$0.47	$1.71	$0.90

	Three Months Ended			Twelve Months Ended
	Jan 30,	Jan 31,	Oct 31,	Jan 30,	Jan 31,
	2011	2010	2010	2011	2010
Tax Impact Associated With Supplemental Information	Q4 2011	Q4 2010	Q3 2011	FY 2011	FY 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$2,551	$1,691	$2,881	$9,170	$4,978
Transaction and other expenses	-	1,212	$-	-	$(31,589)
Legal expenses related to stock option matters	794	856	3,235	4,909	1,293
Fair value adjustment related to acquired inventory	-	810	-	878	810
Amortization of acquired intangible assets	365	530	-	1,876	784
Restructuring costs	-	15	-	-	81
Business interruption insurance recovery	-	(528)	-	-	(528)
Total of associated tax effect	$3,710	$4,586	$6,116	$16,833	$(24,171)

Q1 FY12 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.31	0.34

Stock based compensation expense	0.08	0.08
Option and restatement related expenses	0.00	0.00
Amortization of acquired intangibles	0.02	0.02

Non-GAAP EPS	$0.41	$0.44

CONTACT:
Semtech Corporation
Linda Brewton, 805-480-2004
webir@semtech.com